Registration No. 333-___________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                            WINLAND ELECTRONICS, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Minnesota                                           41-0992135
   (State or Other Juris-                                 (I.R.S. Employer
  diction of Incorporation                             Identification Number)
     or Organization)


                                1950 Excel Drive
                                Mankato, MN 56001
              (Address of Principal Executive Office and Zip Code)


                Winland Electronics, Inc. 1997 Stock Option Plan
                            (Full Title of the Plan)

                                 W. Kirk Hankins
                      Chairman and Chief Executive Officer
                           Winland Electronics, Inc.
                                1950 Excel Drive
                            Mankato, Minnesota 56001
                                 (507) 625-7231
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                                 Robert K. Ranum
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402



                         CALCULATION OF REGISTRATION FEE

======================== ====================== ====================== ====================== ======================
                                                                             Proposed
                                                  Proposed Maximum            Maximum
  Title of Securities        Amount to be          Offering Price            Aggregate              Amount of
   to be Registered          Registered(1)          Per Share(2)         Offering Price(2)      Registration Fee
======================== ====================== ====================== ====================== ======================
  Options to Purchase
Common Stock under the
1997 Stock Option Plan
                              Indefinite               $ 0.00               $ 0.00                 $ 0.00
 Common Stock issuable
   upon exercise of
 options granted under
 the 1997 Stock Option
         Plan
                            300,000 shares             $1.9375             $581,250               $153.45
        TOTAL:
                                                                                                  $153.45
======================== ====================== ====================== ====================== ======================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on September 1, 2000.



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

         The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1997 Stock Option Plan. The contents of the Registrant's Registration Statement on Form S-8, Reg.
No. 333-27727, are incorporated herein by reference.



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mankato and State of Minnesota, on the 6th day of September, 2000.


                               WINLAND ELECTRONICS, INC.
                               (the "Registrant")



                               By  /s/ W. Kirk Hankins
                                    W. Kirk Hankins, Chairman and
                                    Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                               (Power of Attorney)

         Each of the undersigned constitutes and appoints W. Kirk Hankins and Lorin E. Krueger his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Winland Electronics, Inc. relating to the Company's 1997 Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                Title                               Date


 /s/ W. Kirk Hankins          Chairman, Chief Executive        September 6, 2000
W. Kirk Hankins               Officer and Director
                              (principal executive officer)

  /s/ Lorin E. Krueger        President, Chief Operating       September 6, 2000
Lorin E. Krueger              Officer, Secretary and Director



 /s/ Kirk P. Hankins          Director                         September 6, 2000
Kirk P. Hankins


 /s/ S. Robert Dessalet       Director                         September 6, 2000
S. Robert Dessalet


 /s/ Thomas J. de Petra       Director                         September 6, 2000
Thomas J. de Petra


 /s/ David L. Ewert           Director                         September 6, 2000
David L. Ewert


 /s/ James P. Legus           Director                         September 6, 2000
James P. Legus


/s/ Jennifer A. Thompson      Vice President of Financial      September 6, 2000
Jennifer A. Thompson          Operations (principal
                              financial and accounting
                              officer)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                            WINLAND ELECTRONICS, INC.


                         Form S-8 Registration Statement



                             E X H I B I T    I N D E X


Exhibit
Number   Exhibit Description

 5        Opinion and Consent of counsel re securities under the 1997 Stock
          Option Plan
23.1      Consent of counsel (See Exhibit 5)
23.2      Consent of independent public accountants
24        Power of attorney (See Signature Page)